UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2010

FAR EAST WIND POWER CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-153472	27-0999493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11811 North Tatum Blvd., Suite 3031 Phoenix, Arizona 85028
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (602) 953-7757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.           Entry into a Material Definitive Agreement.

On August 13, 2010, Far East Wind Power Corp. (the “Company”), entered into a binding Letter of Intent (the “LOI”) with Taitong Energy Limited, a People’s Republic of China (“PRC”) company (“Taitong”), whereby the parties agreed to the joint development of a wind farm project in the Yunnan Province in China (the “Project”).  The parties agreed to enter into a definitive agreement upon satisfactory completion by the Company of due diligence of the Project (the “Definitive Agreement”).

Pursuant to the LOI, (a) Taitong will be responsible for obtaining all government approvals and permits in connection with the Project and forming a joint venture company to own and operate the Project (the “JV”) by September 30, 2010; (b) the Company will acquire a 49% ownership interest in the JV, with the remaining 51% owned by Taitong; and (c) the Company will lend to the JV up to a total of USD $20,000,000 (the “Loans”) repayable as set forth below.  Additionally, Taitong grants the Company a right of first refusal to acquire Taitong’s rights to develop a wind farm or wind park in Yunnan for additional installed capacity of 99 MW.  Upon completion of the construction of the Project, Taitong will continue to assist the JV in securing USD $80,000,000 in loans from a PRC bank to fund the Project.  The Loans shall become due and payable upon receipt of adequate financing from a PRC bank.  In the event the JV is unable to secure adequate funding from a PRC bank, the principal amount of the Loans shall be repaid in a series of 60 equal monthly installments beginning on the date the JV first receives financing from a PRC bank and the Loans shall accrue interest at a rate of 10% per annum, payable as a lump sum payment along with the 60th monthly installment.

After the first month the Project begins to generate cash profits, distributions will be made to the maximum extent allowed under PRC law, in proportion to the ownership percentages in the JV.  In addition, the Definitive Agreement will provide for the Company to have (i) majority control of the board of directors of the JV, (ii) the sole right to approve cash disbursements of the JV, the construction plan for the Project and any debt or equity financings of the JV, and (iii) an approval right and right of first refusal on any transfer of Taitong’s ownership interest in the JV.

The Definitive Agreement will contain customary representation and warranties, covenants and indemnification provisions.

The LOI is attached to this report as Exhibit 10.1 and is incorporated herein by reference. The foregoing statements are not intended to be a complete description of all terms and conditions.

Section 8 - Other Events

Item 8.01.           Other Events.

On August 19, 2010, the Company issued a press release announcing the signing of the LOI.  A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.           Financial Statements and Exhibits.

(d)                        Exhibits

Exhibit
No.	Description

10.1	Letter of Intent dated August 13, 2010, by and between Far East Wind Power Corp. and Taitong Energy Limited.

99.1	Press Release dated August 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2010	FAR EAST WIND POWER CORP.

	By:	/s/ Marcus Laun
Marcus Laun
Director